EXHIBIT 10.22


                           MEMORANDUM OF UNDERSTANDING

                             BETWEEN TURBOWORX, INC.

                       AND NATIONAL SCIENTIFIC CORPORATION


This Memorandum of Understanding (MoU) is dated October 29, 2004 and is made between TurboWorx, Inc. (TurboWorx), a Delaware Corporation, and National Scientific Corporation (NSC), a U.S. Texas Public Corporation, together known as the Parties

CONSIDERING,

         that, TurboWorx, Inc. (TurboWorx), a Delaware Corporation located at 3 Enterprise Drive, Shelton, CT 06484, Phone 203-944-0588, Fax
         203-944-0489, owns certain rights, title, and interest in and to various technology products, patents and patent applications, and the TurboWorx is interested in developing relationships with appropriate technology firms that may bring direct commercial value and other value to its stakeholders, and;

         that National Scientific Corporation (NSC), a Texas Corporation located at 14505 N. Hayden Rd. Ste 305, Scottsdale, AZ 85260, Phone 480-948-8324, Fax 480-483-8893, owns certain rights, title, and interest in and to various semiconductor technology and other technology products, patents and patent applications, and that NSC is interested in developing relationships with appropriate technology firms that may bring direct commercial value and other value to its stakeholders, and;

         that NSC is willing and able to enter into a relationship to whereby it may improve the value of its technology solutions to prospective customers and improve efficiencies of accessing these customers and markets, and;

         that TurboWorx is willing and able to enter into a relationship to whereby it may improve the value of its technology solutions to prospective customers, and improve efficiencies of accessing these customers and markets.

THE PARTIES AGREE,

         that National Scientific offers unique wireless and mobile devices and sensors that can be used for a variety of cross-industry applications. The technology has special relevance for national security and government applications (law enforcement, immigration, indoor tracking (in school buses, or buildings, etc.)). Such devices are increasingly being linked to back-end systems to provide real-time decision-making capabilities for mobile users (e.g. tracking potential criminals stopped for traffic violations). However, successful

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         deployment  of a robust  tracking  system  requires  that the  tracking devices seamlessly communicate to one or more applications that reside on back-end servers where data can be rapidly analyzed and returned to the mobile user, and;

         that Workflow software from TurboWorx can integrate the back-end applications while providing an integrated open interface to mobile devices. Furthermore, the TurboWorx software can accelerate complex analytic processing operations (e.g. finger print or retinal scan analysis, unbounded pattern recognition, large scale database searches). Additionally, the various systems that run these applications are often heterogeneous in the sense that they embody different hardware and operating environments. TurboWorx solutions are specifically designed to facilitate linking such systems into a coherent processing network for the purpose of solving a wide range of "data-driven" computing problems. Combining both sets of capabilities will create an unusually effective environment for On Demand or Sense and Respond computing models, and;

         finally, that many potential applications for the combined technologies exist beyond the public sector. Target environments are characterized by a need for real-time location-based data analysis. Examples include travel, emergency healthcare, crew scheduling, baggage handling, and hazardous materials tracking.

ORGANIZING PRINCIPLES FOR THE PROPOSED RELATIONSHIP,

         NSC contribution to this relationship shall include:

                  1. Support and expertise in the development of technical enhancements to be used to produce generations of each other's products;

                  2.       Testing of  compatibility  of NSC sensor and tracking
                           systems  with   TurboWorx   workflow  and   computing
                           software;

                  3.       Development of prototypes and  demonstration  systems
                           utilizing  the   technology  of  both  firms,   where
                           appropriate;

                  4. Joint sales activity within NSC's customer base with TurboWorx staff where appropriate to develop customer accounts using solutions from both companies' suite of offerings;

                  5. Exploration of licensing of NSC and TurboWorx patents and other intellectual property to customers and business partners where appropriate, including but not limited to TurboWorx workflow engine software, such as TurboWorx Cluster Manager, and NSC tracking devices as well as semiconductor technology such as IBUS or TMOS;

                  6. Joint promotion of each other's technologies at trade shows and with distribution partners.

         TurboWorx contribution to this relationship shall include:

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                  1.       Support and expertise in the development of technical
                           enhancements to be used to produce new generations of each other's products;

                  2. Testing of compatibility of TurboWorx workflow and computing software with NSC's sensor and tracking systems;

                  3.       Development of prototypes and  demonstration  systems
                           utilizing  the   technology  of  both  firms,   where
                           appropriate;

                  4. Joint sales activity within TurboWorx's customer base with NSC staff, where appropriate, to develop customer accounts using solutions from both companies' suite of offerings;

                  5. Exploration of licensing of TurboWorx and NSC patents and other intellectual property to customers and business partners where appropriate, including but not limited to TurboWorx workflow engine software, such as TurboWorx Cluster Manager, and NSC tracking devices as well as semiconductor technology such as IBUS or TMOS;

                  6. Joint promotion of each other's technologies at trade shows and with distribution partners.

         The operation of this relationship shall be in accordance with these principles:

                  1. Best practices and highest level of standards of professionalism and ethics for like businesses in the United States;

                  2.       Compliance   with   governmental    regulations   and
                           mandates, including trade, labor, and environmental mandates in the areas of operation;

                  3.       Compliance  with industry  regulations  and mandates,
                           including  trade,  labor,   carrier,   FCC,  FDA  and
                           environmental mandates in the area of operation;

                  4. Developments and investments made exclusively and separately by either party before or during operation of this relationship that are clearly independent of this relationship shall be the property of that party unless otherwise specified in writing;

                  5. No joint Intellectual Property (IP) will be developed by the parties, unless otherwise agreed in writing at the time of a separate joint development effort;

                  6. Any IP developed at the request of the other party and paid for by the other party shall become the property of the paying party;

                  7. New developments will follow technical best practices for the area, including design rules of NSC and TurboWorx;

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                  8.       Two-year   term  for  this   relationship,   with  an
                           automatic    one-year    extension   unless   earlier
                           terminated by either party in writing;

                  9. NSC and TurboWorx design teams will hold talks to review their respective enhancements to the product on at least a quarterly basis during the term of this relationship;

                  10. All sales between the parties will be in U.S. Dollars, payment terms will be net 30 day;

                  11. If NSC or TurboWorx develop improvements to the product, they agree to negotiate in good faith to cross-license these improvements to each other. If TurboWorx desires other special design services from NSC, or vice versa, these will be paid for on an hourly basis or pursuant to separate contract(s). The party paying for the enhancement will have control over the intellectual property of the enhancement, unless otherwise agreed or otherwise cross-licensed;

                  12. The parties are independent contractors, and are responsible for their own taxes, and are not forming a partnership or joint venture through this MoU.

GIVEN

         that the parties have begun more detailed discussions on this project, and that the current and future state of these discussions will be contained in the document entitled "Joint Technology Development and Marketing Program," and that this MoU document, while not binding on either party, will form the basis for additional discussions by the parties on this matter, and that there is a need to institute further technical, design and strategic discussions between NSC and TurboWorx, including a thorough due diligence of financial information and technology information by each party of the other; and

         that the parties will endeavor to reach a more detailed written legally binding relationship as soon as is practical but in no case later than December 31, 2004, and;

         if and until such a detailed relationship is reached, none of the parties are committed to any investments beyond a general planning and feasibility dialogue, although the parties may move forward at their own risk with market tests including sales proposals before the final contract is executed, although such proposals will be non-binding on the other party until a binding agreement between NSC and TurboWorx is reached, and;

         that the parties should be free to communicate with adequate notice of the other party, to the appropriate government agencies, including the SEC, or the media, the general nature of their alliance, in order to help gain strong support for the growth of their respective technologies and markets under this relationship.

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Done in Scottsdale, Arizona, October 29, 2004, by and between,




------------------------------------------------------
Jeff Augen, for TurboWorx, Inc.
Chief Executive Officer



------------------------------------------------------
Michael Grollman, for National Scientific Corporation
Chief Executive Officer


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